Exhibit 99.1

               Mentor Graphics Reports Preliminary 2005 Results;
                Fourth Quarter Revenue and Bookings Hit Records

     WILSONVILLE, Ore.--(BUSINESS WIRE)--Jan. 11, 2006--In anticipation of a presentation tomorrow at the Eighth Annual Needham & Co. Growth Conference, Mentor Graphics Corporation (Nasdaq:MENT) announced that fourth quarter 2005 bookings and revenues achieved record levels. Revenues are expected to be in excess of $220 million, exceeding the Thomson First Call consensus estimate of $218 million. The company expects to be profitable for the quarter.
     Three product categories set new quarterly and yearly bookings and revenue records: IC Design to Silicon, Integrated System Design, and New and Emerging Products. Compared to the fourth quarter of 2004, bookings grew 50% in Integrated System Design, 15% in IC Design to Silicon and 20% in New and Emerging. Bookings were up 20% each in North America and Europe, while other regions declined.
     The fourth quarter saw good contract renewals with aggregate dollar value of renewals up over previous contract levels.
     The company reaffirmed 2006 revenue guidance of $755 million, and stated that the impact on 2006 earnings guidance of implementing FASB123(R), expensing of stock options, is currently being evaluated.
     Cash increased more than $10 million during the quarter.
     The company emphasized that the foregoing results are preliminary and are subject to adjustments upon final closing of financial results and completion of the annual audit by independent accountants. Mentor Graphics will release fourth quarter and full year 2005 results after the close of the market on Thursday, January 26, 2006.

     About Mentor Graphics

     Mentor Graphics Corporation (Nasdaq:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $700 million and employs approximately 3,950 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777; Silicon Valley headquarters are located at 1001 Ridder Park Drive, San Jose, California 95131-2314. World Wide Web site: http://www.mentor.com/.

     Statements in this press release regarding the Company's outlook for future periods constitute "forward-looking" statements based on current expectations within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:
(i) the Company's ability to successfully offer products and services that compete in the highly competitive EDA industry including the risk that the Company's technology, products or inventory become obsolete; (ii) the Company's ability maintain or increase its pricing to customers amid competitive pressures on pricing and related deal terms, (iii) effects of the increasing volatility of foreign currency fluctuations on the Company's business and operating results;
(iv) changes in tax laws, regulations or enforcement practices where the Company does business; (v) changes in accounting or reporting rules or interpretations, limitations on repatriation of earnings, licensing and intellectual property rights protection; (vi) effects of unanticipated shifts in product mix on gross margin and unanticipated shifts in geographic mix on the overall tax rate, all as may be discussed in more detail under the heading "Factors That May Affect Future Results and Financial Condition" in the Company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding outlook do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.


     CONTACT: Mentor Graphics Corporation
              Ryerson Schwark, 503-685-1462
              ry_schwark@mentor.com
              or
              Dennis Weldon, 503-685-1462
              dennis_weldon@mentor.com